Exhibit 99
Eaton Reports Record First Quarter 2024 Results, with Strong Orders and Backlog Growth

•First quarter earnings per share of $2.04 and adjusted earnings per share of $2.40, both up 28% over 2023 and first quarter records

•First quarter record segment margins of 23.1%, 340 basis points above the first quarter of 2023

•8% organic sales growth, at the high end of guidance, and strong backlog growth of 27% in Electrical and 11% in Aerospace

•Raised full year 2024 organic sales, segment margin, earnings per share and adjusted earnings per share guidance

DUBLIN — April 30, 2024 — Intelligent power management company Eaton Corporation plc (NYSE:ETN) today announced that earnings per share were $2.04 for the first quarter of 2024, a first quarter record and up 28% over the first quarter of 2023. Excluding charges of $0.21 per share related to intangible amortization, $0.12 per share related to a multi-year restructuring program, and $0.03 per share related to acquisitions and divestitures, adjusted earnings per share of $2.40 were also a first quarter record and up 28% over the first quarter of 2023.

Sales in the quarter were $5.9 billion, a first quarter record and up 8% from the first quarter of 2023, driven entirely by organic sales growth.

Segment margins were 23.1%, a first quarter record and a 340-basis point improvement over the first quarter of 2023.

Operating cash flow was $475 million and free cash flow was $292 million, up 42% and 40%, respectively, over the same period in 2023.

Craig Arnold, Eaton chairman and chief executive officer, said, “Growth drivers like increased project activity tied to megatrends, reindustrialization and infrastructure spending continue to drive demand for Eaton’s solutions across our markets, and we remain very confident in our teams' ability to execute on our increased targets for the year. We capitalized on strong growth in our business to start the year, resulting in strong order growth in Electrical and Aerospace and first quarter record segment margins."

Guidance

For the full year 2024, the company is raising:
•Organic growth guidance from 6.5-8.5% to 7-9%
•Segment margin guidance from 22.4-22.8% to 22.8-23.2%
•Earnings per share guidance to between $8.95 and $9.35, up 14% at the midpoint over the prior year
•Adjusted earnings per share guidance to between $10.20 and $10.60, up 14% at the midpoint over the prior year.

For the second quarter of 2024, the company anticipates:
•Organic growth of 6.5-8.5%
•Segment margins of 22.4-22.8%
•Earnings per share between $2.19 and $2.29
•Adjusted earnings per share between $2.52 and $2.62.

Business Segment Results

Sales for the Electrical Americas segment were a record $2.7 billion, up 17% from the first quarter of 2023, driven entirely by organic sales growth. Operating profits were a record $785 million, up 50% over the first quarter of 2023. Operating margins in the quarter were a record 29.2%, up 630 basis points over the first quarter of 2023.

The twelve-month rolling average of orders in the first quarter was up 8% organically, with particular strength in the data center market. Backlog at the end of March remained at record levels, up 31% organically over March 2023.

Sales for the Electrical Global segment were $1.5 billion, flat to the first quarter of 2023. Organic sales were up 1%, which was offset by 1% from negative currency translation. Operating profits were $274 million and operating margins in the quarter were 18.3%.

The twelve-month rolling average of orders in the first quarter was up 4% organically, with particular strength in the data center and utility markets. Backlog at the end of March was up 12% organically over March 2023.

On a rolling twelve-month basis, the book-to-bill ratio for the Electrical businesses remained strong at 1.2.

Aerospace segment sales were a first quarter record $871 million, up 9% from the first quarter of 2023, driven entirely by organic sales growth. Operating profits were $201 million, a first quarter record and up 12% from the first quarter of 2023. Operating margins in the quarter were 23.1%, a first quarter record and up 60 basis points over the first quarter of 2023.

The twelve-month rolling average of orders in the first quarter was up 2% organically, with particular strength in commercial OEM, commercial aftermarket and defense aftermarket. The backlog at the end of March was up 11% over March 2023. On a rolling twelve-month basis, the book-to-bill ratio for the Aerospace segment remained strong at 1.1.

The Vehicle segment posted sales of $724 million, down 2% from the first quarter of 2023. Organic sales were down 3%, which was partially offset by 1% from favorable foreign exchange. Operating profits were $116 million, up 8% over the first quarter of 2023. Operating margins in the quarter were 16.0%, up 150 basis points over the first quarter of 2023.

eMobility segment sales were a first quarter record $158 million, up 7% over the first quarter of 2023, driven entirely by organic sales growth. The segment recorded an operating loss of $4 million, reflecting the timing of program start-up costs to support future volume growth.

Eaton is an intelligent power management company dedicated to protecting the environment and improving the quality of life for people everywhere. We make products for the data center, utility, industrial, commercial, machine building, residential, aerospace and mobility markets. We are guided by our commitment to do business right, to operate sustainably and to help our customers manage power ─ today and well into the future. By capitalizing on the global growth trends of electrification and digitalization, we’re accelerating the planet’s transition to renewable energy sources, helping to solve the world’s most urgent power management challenges, and building a more sustainable society for people today and generations to come.

Eaton was founded in 1911 and has been listed on the New York Stock Exchange for more than a century. We reported revenues of $23.2 billion in 2023 and serve customers in more than 160 countries. For more information, visit www.eaton.com. Follow us on LinkedIn.

Notice of conference call: Eaton’s conference call to discuss its first quarter results is available to all interested parties today as a live audio webcast at 11 a.m. United States Eastern time via a link on Eaton’s home page. This news release can be accessed under its headline on the home page. Also available on the website before the call will be a presentation on first quarter results, which will be covered during the call.

This news release contains forward-looking statements concerning second quarter and full year 2024 earnings per share, adjusted earnings per share, segment margins and organic sales growth, as well as anticipated multi-year restructuring program charges and savings. These statements should be used with caution and are subject to various risks and uncertainties, many of which are outside the company’s control. The following factors could cause actual results to differ materially from those in the forward-looking statements: a global pandemic such as COVID-19; geopolitical tensions or war, unanticipated changes in the markets for the company’s business segments; unanticipated downturns in business relationships with customers or their purchases from us; competitive pressures on sales and pricing; supply chain disruptions, unanticipated changes in the cost of material, labor, and other production costs, or unexpected costs that cannot be recouped in product pricing; the introduction of competing technologies; unexpected technical or marketing difficulties; unexpected claims, charges, litigation or dispute resolutions; strikes or other labor unrest at Eaton or at our customers or suppliers; natural disasters; the performance of recent acquisitions; unanticipated difficulties completing or integrating acquisitions; new laws and governmental regulations; interest rate changes; changes in tax laws or tax regulations; stock market and currency fluctuations; and unanticipated deterioration of economic and financial conditions in the United States and around the world. We do not assume any obligation to update these forward-looking statements.

Financial Results

The company’s comparative financial results for the three months ended March 31, 2024, are available on the company’s website,www.eaton.com.

EATON CORPORATION plc
CONSOLIDATED STATEMENTS OF INCOME

	Three months ended March 31

(In millions except for per share data)	2024	2023
Net sales	$5,943	$5,483

Cost of products sold	3,725	3,599
Selling and administrative expense	1,025	904
Research and development expense	189	179
Interest expense - net	30	50
Other income - net	(26)	(11)
Income before income taxes	1,001	762
Income tax expense	179	123
Net income	822	639
Less net income for noncontrolling interests	(1)	(1)
Net income attributable to Eaton ordinary shareholders	$821	$638

Net income per share attributable to Eaton ordinary shareholders
Diluted	$2.04	$1.59
Basic	2.05	1.60

Weighted-average number of ordinary shares outstanding
Diluted	401.9	400.5
Basic	399.9	398.5

Reconciliation of net income attributable to Eaton ordinary shareholders to adjusted earnings
Net income attributable to Eaton ordinary shareholders	$821	$638
Excluding acquisition and divestiture charges, after-tax	13	11
Excluding restructuring program charges, after-tax	49	8
Excluding intangible asset amortization expense, after-tax	84	97
Adjusted earnings	$966	$753

Net income per share attributable to Eaton ordinary shareholders - diluted	$2.04	$1.59
Excluding per share impact of acquisition and divestiture charges, after-tax	0.03	0.03
Excluding per share impact of restructuring program charges, after-tax	0.12	0.02
Excluding per share impact of intangible asset amortization expense, after-tax	0.21	0.24
Adjusted earnings per ordinary share	$2.40	$1.88
See accompanying notes.

EATON CORPORATION plc
BUSINESS SEGMENT INFORMATION

	Three months ended March 31

(In millions)	2024	2023
Net sales
Electrical Americas	$2,690	$2,294
Electrical Global	1,500	1,500
Aerospace	871	803
Vehicle	724	739
eMobility	158	147
Total net sales	$5,943	$5,483

Segment operating profit (loss)
Electrical Americas	$785	$525
Electrical Global	274	274
Aerospace	201	180
Vehicle	116	107
eMobility	(4)	(4)
Total segment operating profit	1,371	1,082

Corporate
Intangible asset amortization expense	(106)	(124)
Interest expense - net	(30)	(50)
Pension and other postretirement benefits income	12	11
Restructuring program charges	(63)	(10)
Other expense - net	(184)	(148)
Income before income taxes	1,001	762
Income tax expense	179	123
Net income	822	639
Less net income for noncontrolling interests	(1)	(1)
Net income attributable to Eaton ordinary shareholders	$821	$638
See accompanying notes.

EATON CORPORATION plc
CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)	March 31, 2024	December 31, 2023
Assets
Current assets
Cash	$473	$488
Short-term investments	1,969	2,121
Accounts receivable - net	4,674	4,475
Inventory	3,868	3,739
Prepaid expenses and other current assets	870	851
Total current assets	11,853	11,675

Property, plant and equipment - net	3,558	3,530

Other noncurrent assets
Goodwill	14,877	14,977
Other intangible assets	4,975	5,091
Operating lease assets	722	648
Deferred income taxes	481	458
Other assets	2,070	2,052
Total assets	$38,535	$38,432

Liabilities and shareholders’ equity
Current liabilities
Short-term debt	$1	$8
Current portion of long-term debt	994	1,017
Accounts payable	3,400	3,365
Accrued compensation	492	676
Other current liabilities	2,726	2,680
Total current liabilities	7,613	7,747

Noncurrent liabilities
Long-term debt	8,192	8,244
Pension liabilities	730	768
Other postretirement benefits liabilities	177	180
Operating lease liabilities	601	533
Deferred income taxes	419	402
Other noncurrent liabilities	1,478	1,489
Total noncurrent liabilities	11,597	11,616

Shareholders’ equity
Eaton shareholders’ equity	19,292	19,036
Noncontrolling interests	34	33
Total equity	19,326	19,069
Total liabilities and equity	$38,535	$38,432
See accompanying notes.

EATON CORPORATION plc
NOTES TO THE FIRST QUARTER 2024 EARNINGS RELEASE
Amounts are in millions of dollars unless indicated otherwise (per share data assume dilution). Columns and rows may not add and the sum of components may not equal total amounts reported due to rounding.

Note 1. NON-GAAP FINANCIAL INFORMATION
This earnings release includes certain non-GAAP financial measures. These financial measures include adjusted earnings, adjusted earnings per ordinary share, and free cash flow, each of which differs from the most directly comparable measure calculated in accordance with generally accepted accounting principles (GAAP). A reconciliation of each of these financial measures to the most directly comparable GAAP measure is included in this earnings release. Management believes that these financial measures are useful to investors because they provide additional meaningful financial information that should be considered when assessing our business performance and trends, and they allow investors to more easily compare Eaton Corporation plc's (Eaton or the Company) financial performance period to period. Management uses this information in monitoring and evaluating the on-going performance of Eaton and each business segment.
The Company's second quarter and full year adjusted earnings guidance for 2024 is as follows:

	Three months ended June 30, 2024	Year ended December 31, 2024
Net income per share attributable to Eaton ordinary shareholders - diluted	$2.19 - $2.29	$8.95 - $9.35
Excluding per share impact of acquisition and divestiture charges, after tax	0.02	0.09
Excluding per share impact of restructuring program charges, after tax	0.10	0.33
Excluding per share impact of intangible asset amortization expense, after tax	0.21	0.83
Adjusted earnings per ordinary share	$2.52 - $2.62	$10.20 - $10.60
A reconciliation of net income attributable to Eaton ordinary shareholders per share to adjusted earnings per ordinary share is as follows:

Year ended December 31, 2023
Net income per share attributable to Eaton ordinary shareholders - diluted	$8.02
Excluding per share impact of acquisition and divestiture charges, after tax	0.10
Excluding per share impact of restructuring program charges, after tax	0.11
Excluding per share impact of intangible asset amortization expense, after tax	0.89
Adjusted earnings per ordinary share	$9.12
A reconciliation of operating cash flow to free cash flow is as follows:

	Three months ended March 31
(In millions)	2024	2023
Operating cash flow	$475	$335
Capital expenditures for property, plant and equipment	(183)	(126)
Free cash flow	$292	$209

Note 2. ACQUISITION AND DIVESTITURE CHARGES
Eaton incurs integration charges and transaction costs to acquire and integrate businesses, and transaction, separation and other costs to divest and exit businesses. Eaton also recognizes gains and losses on the sale of businesses. A summary of these Corporate items is as follows:

	Three months ended March 31
(In millions except for per share data)	2024	2023
Acquisition integration, divestiture charges and transaction costs	$17	$13
Income tax benefit	4	3
Total after income taxes	$13	$11
Per ordinary share - diluted	$0.03	$0.03
Acquisition integration, divestiture charges and transaction costs in 2024 and 2023 are primarily related to acquisitions completed prior to 2023, including other charges and income to acquire and exit businesses. These charges were included in Cost of products sold, Selling and administrative expense, Research and development expense, or Other income - net. In Business Segment Information, the charges were included in Other expense - net.

Note 3. RESTRUCTURING CHARGES
In the second quarter of 2020, Eaton initiated a multi-year restructuring program to reduce its cost structure and gain efficiencies in its business segments and at corporate in order to initially respond to declining market conditions brought on by the COVID-19 pandemic. Since the inception of the program, the Company incurred expenses of $199 million for workforce reductions and $184 million for plant closing and other costs, resulting in total charges of $382 million through December 31, 2023. This multi-year restructuring program was substantially complete at the end of 2023, with final payments expected to be made in 2024.
During the first quarter of 2024, Eaton implemented a new multi-year restructuring program to accelerate opportunities to optimize its operations and global support structure. These actions will better align the Company's functions to support anticipated growth and drive greater effectiveness throughout the Company. Restructuring charges incurred under this program were $63 million in the first quarter of 2024. This restructuring program is expected to be completed in 2026 and is expected to incur additional expenses related to workforce reductions of $216 million and plant closing and other costs of $96 million, resulting in total estimated charges of $375 million for the entire program. The Company expects mature year benefits of $325 million when the multi-year program is fully implemented.
A summary of restructuring program charges is as follows:

	Three months ended March 31
(In millions except for per share data)	2024	2023
Workforce reductions	$59	$2
Plant closing and other	4	7
Total before income taxes	63	10
Income tax benefit	14	2
Total after income taxes	$49	$8
Per ordinary share - diluted	$0.12	$0.02

Restructuring program charges related to the following segments:

	Three months ended March 31
(In millions)	2024	2023
Electrical Americas	$7	$2
Electrical Global	24	3
Aerospace	8	1
Vehicle	24	2
Corporate	—	1
Total charges	$63	$10
These restructuring program charges were included in Cost of products sold, Selling and administrative expense, Research and development expense, or Other income – net, as appropriate. In Business Segment Information, these restructuring program charges are treated as Corporate items.

Note 4. INTANGIBLE ASSET AMORTIZATION EXPENSE
Intangible asset amortization expense is as follows:

	Three months ended March 31
(In millions except for per share data)	2024	2023
Intangible asset amortization expense	$106	$124
Income tax benefit	23	27
Total after income taxes	$84	$97
Per ordinary share - diluted	$0.21	$0.24

Contacts

Eaton Corporation plc
Jennifer Tolhurst
Media Relations
+1 (440) 523-4006
jennifertolhurst@eaton.com

Yan Jin
Investor Relations
+1 (440) 523-7558